Exhibit 99.1

SoftBank’s SVF Investment Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants

LONDON, January 25, 2021 /PRNewswire/ — SVF Investment Corp. (Nasdaq: SVFAU) (the “Company”) announced today that commencing January 27, 2021, holders of the 60,375,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “SVFA” and “SVFAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on Nasdaq under the symbol “SVFAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The Company is sponsored by SoftBank Investment Advisers (“SBIA”), the investment manager to the SoftBank Vision Funds. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses in a technology-enabled sector. The company is led by Rajeev Misra, the CEO of SBIA, and Navneet Govil, the CFO of SBIA.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets, Deutsche Bank Securities and Cantor Fitzgerald & Co acted as the joint-book running managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on January 7, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website http://www.sec.gov; Citigroup Global Markets Inc., c/o 388 Greenwich Street, New York, New York, 10013, Telephone: 1-646-291-1469; Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Fax: +1 (646) 374-1071; and Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com.

For more information, please see www.svfinvestmentcorp.com.

Forward-looking statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About SVF Investment Corp.

SVF Investment Corp. is a newly organized blank check company formed by an affiliate of SoftBank Investment Advisers (“SBIA”). Through the SoftBank Vision Funds, SBIA is investing up to $100 billion in many of the world’s leading technology companies, including those we’ve helped take public such as 10X Genomics, Beike, DoorDash, Guardant Health, OneConnect, Opendoor, PingAn Good Doctor, Relay Therapeutics, Seer, Slack, Uber, View, Vir, and ZhongAn Insurance. SBIA’s global reach, unparalleled ecosystem, and patient capital help founders build transformative businesses.

Contacts

For investor inquiries: svfinvestmentcorp@softbank.com

For media inquiries: rowan@softbank.com